                                                                   EXHIBIT 99.01



                                    FORM 11-K


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ANNUAL REPORT


                  PURSUANT TO SECTION 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                     FOR FISCAL YEAR ENDED OCTOBER 31, 1998
                         COMMISSION FILE NUMBER 1-4171


                                 KELLOGG COMPANY
                      AMERICAN FEDERATION OF GRAIN MILLERS
                           SAVINGS AND INVESTMENT PLAN
                            (Full Title of the Plan)
                       - - - - - - - - - - - - - - - - - -


                                 KELLOGG COMPANY
                                (Name of Issuer)

                               ONE KELLOGG SQUARE
                        BATTLE CREEK, MICHIGAN 49016-3599
                          (Principal Executive Office)

KELLOGG COMPANY
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN
FINANCIAL STATEMENTS
AND ADDITIONAL INFORMATION
OCTOBER 31, 1998

KELLOGG COMPANY
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

INDEX TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
--------------------------------------------------------------------------------


                                                                                                 PAGE

REPORT OF INDEPENDENT ACCOUNTANTS                                                                  1

FINANCIAL STATEMENTS AS OF OCTOBER 31, 1998 AND 1997 AND FOR THE YEARS THEN
  ENDED:

   Statement of net assets available for benefits, with fund information                          2-4

   Statement of changes in net assets available for benefits, with
     fund information                                                                             5-7

   Notes to financial statements                                                                 8-13

ADDITIONAL INFORMATION:

   Item 27a - Schedule of assets held for investment
     purposes - October 31, 1998                                                                  14

   Item 27b - Schedule of loans or fixed income obligations -
     October 31, 1998                                                                            15-16

   Item 27d - Schedule of reportable transactions -
     year ended October 31, 1998                                                                  17


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Trustees and Participants of the
Kellogg Company American Federation
of Grain Millers Savings and Investment Plan


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Kellogg Company American Federation of Grain Millers Savings and Investment Plan at October 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included on pages 14-17 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The additional information and the fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ PriceWaterhouseCoopers LLP
    PRICEWATERHOUSECOOPERS LLP

Battle Creek, Michigan
March 18, 1999

KELLOGG COMPANY                                                                2
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1998
--------------------------------------------------------------------------------



                                                                                                      U.S.         KELLOGG
                                                                         BOND          FIXED         EQUITY        COMPANY
                                                         LOAN           INDEX          INCOME         INDEX         STOCK
                                          TOTAL          FUND            FUND           FUND           FUND          FUND
ASSETS:
Receivables:
    Employer contributions            $    110,191   $       --      $      2,400   $     40,100   $     32,330   $     32,944
    Employee contributions                 278,544                          6,923        110,426         99,651         53,601
    Employee loan repayments                  --           (1,959)            137            761            743            318
    Interest                                   547                                           284             10            253
                                      ------------   ------------    ------------   ------------   ------------   ------------
        Total receivables                  389,282         (1,959)          9,460        151,571        132,734         87,116
                                      ------------   ------------    ------------   ------------   ------------   ------------

Investments:
    Plan's interest in Master Trust    604,734,697                     11,081,018    380,770,917    134,326,169     69,630,360
    Loans to participants                8,207,094      8,207,094
                                      ------------   ------------    ------------   ------------   ------------   ------------
        Total investments              612,941,791      8,207,094      11,081,018    380,770,917    134,326,169     69,630,360
                                      ------------   ------------    ------------   ------------   ------------   ------------
Total assets                           613,331,073      8,205,135      11,090,478    380,922,488    134,458,903     69,717,476
                                      ------------   ------------    ------------   ------------   ------------   ------------

LIABILITIES:
Benefits payable                            14,000                                         6,439          7,561
Investment services fees                    19,845                          4,275         15,570
                                      ------------   ------------    ------------   ------------   ------------   ------------
Total liabilities                           33,845           --             4,275         22,009          7,561           --
                                      ------------   ------------    ------------   ------------   ------------   ------------
Net assets available for benefits     $613,297,228   $  8,205,135    $ 11,086,203   $380,900,479   $134,451,342   $ 69,717,476
                                      ============   ============    ============   ============   ============   ============


See accompanying notes to financial statements

KELLOGG COMPANY                                                                3
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1998 (CONTINUED)
--------------------------------------------------------------------------------



                                            LARGE          SMALL
                                           COMPANY        COMPANY       INTERNATIONAL   CONSERVATIVE    AGGRESSIVE
                                           EQUITY         EQUITY           EQUITY        PRE-MIXED       PRE-MIXED
                                            FUND           FUND             FUND            FUND            FUND
ASSETS:
Receivables:
    Employer contributions               $      973      $      282      $      211      $      350      $      601
    Employee contributions                    3,600             920             649           1,182           1,592
    Employee loan repayments
    Interest
                                         ----------      ----------      ----------      ----------      ----------
        Total receivables                     4,573           1,202             860           1,532           2,193
                                         ----------      ----------      ----------      ----------      ----------

Investments:
    Plan's interest in Master Trust       3,500,003       1,459,239         609,111       1,945,873       1,412,007
    Loans to participants
                                         ----------      ----------      ----------      ----------      ----------
        Total investments                 3,500,003       1,459,239         609,111       1,945,873       1,412,007
                                         ----------      ----------      ----------      ----------      ----------
Total assets                              3,504,576       1,460,441         609,971       1,947,405       1,414,200
                                         ----------      ----------      ----------      ----------      ----------

LIABILITIES:
Benefits payable
Investment services fees
                                         ----------      ----------      ----------      ----------      ----------
Total liabilities                              --              --              --              --              --
                                         ----------      ----------      ----------      ----------      ----------
Net assets available for benefits        $3,504,576      $1,460,441      $  609,971      $1,947,405      $1,414,200
                                         ==========      ==========      ==========      ==========      ==========

See accompanying notes to financial statements

KELLOGG COMPANY                                                                4
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1997
--------------------------------------------------------------------------------


                                                                                                      U.S.           KELLOGG
                                                                           BOND          FIXED       EQUITY          COMPANY
                                                           LOAN           INDEX         INCOME       INDEX            STOCK
                                           TOTAL           FUND            FUND          FUND         FUND             FUND
ASSETS:
Receivables:
    Employer contributions             $    568,423   $       --     $      7,793   $    238,347   $    157,680   $    164,603
    Employee contributions                  280,805                                      280,805
    Interest                                  9,043           --                           9,043
                                       ------------   ------------   ------------   ------------   ------------   ------------
        Total receivables                   858,271           --            7,793        528,195        157,680        164,603
                                       ------------   ------------   ------------   ------------   ------------   ------------

Investments:
    Plan's interest in Master Trust     208,537,576                     5,838,178      7,455,690    117,661,788     77,581,920
    Guaranteed investment contracts     411,867,794                                  411,867,794
    Loans to participants                 9,349,277      9,349,277
    TBC Pooled Funds Daily Liquidity          6,205                                        6,205
                                       ------------   ------------   ------------   ------------   ------------   ------------
        Total investments               629,760,852      9,349,277      5,838,178    419,329,689    117,661,788     77,581,920
                                       ------------   ------------   ------------   ------------   ------------   ------------
Total assets                            630,619,123      9,349,277      5,845,971    419,857,884    117,819,468     77,746,523
                                       ------------   ------------   ------------   ------------   ------------   ------------

LIABILITIES:
Benefits payable                          2,424,218                                    2,424,218
Investment services fees                     77,265                         2,416         38,947         33,572          2,330
                                       ------------   ------------   ------------   ------------   ------------   ------------
Total liabilities                         2,501,483           --            2,416      2,463,165         33,572          2,330
                                       ------------   ------------   ------------   ------------   ------------   ------------
Net assets available for benefits      $628,117,640   $  9,349,277   $  5,843,555   $417,394,719   $117,785,896   $ 77,744,193
                                       ============   ============   ============   ============   ============   ============


See accompanying notes to financial statements

KELLOGG COMPANY                                                                5
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION FOR THE YEAR ENDED OCTOBER 31, 1998
--------------------------------------------------------------------------------

                                                                                                          U.S.          KELLOGG
                                                                       BOND             FIXED           EQUITY          COMPANY
                                                        LOAN           INDEX            INCOME           INDEX           STOCK
                                       TOTAL            FUND            FUND             FUND             FUND            FUND
Contributions:
    Employer                       $   6,350,944    $        --    $     109,147    $   2,532,665    $   1,688,529   $   1,991,102
    Employee                          13,514,248                         258,461        5,360,924        5,062,574       2,750,437
    Loans repaid                             547       (5,212,104)       107,090        2,211,559        1,592,688       1,271,639
    Rollovers from other
      qualified plans                      5,202                                                             2,601           2,601
                                   -------------    -------------  -------------    -------------    -------------   -------------
        Total contributions           19,870,941       (5,212,104)       474,698       10,105,148        8,346,392       6,015,779
                                   -------------    -------------  -------------    -------------    -------------   -------------

Earnings on Investments:
    Plan's interest in income of
      Master Trust                    15,612,292                         867,741        8,985,686       24,525,536     (18,540,799)
    Interest income                   17,404,629          839,877                      16,564,752
    Administrative fees
    Trustee fees                         (10,674)                         (2,715)         (21,773)          20,172          (6,008)
                                   -------------    -------------  -------------    -------------    -------------   -------------
        Total earnings on
          investments, net            33,006,247          839,877        865,026       25,528,665       24,545,708     (18,546,807)
                                   -------------    -------------  -------------    -------------    -------------   -------------

Net transfers between funds                                            4,634,268      (15,161,540)      (7,728,757)      9,010,310
Participant withdrawals              (67,533,906)         (43,861)      (687,071)     (55,578,371)      (7,479,528)     (3,588,410)
New loan distributions                      --          3,305,187        (64,040)      (1,430,039)        (926,107)       (817,734)
Net transfers between Plans             (163,694)         (33,241)        19,767           41,897          (92,262)        (99,855)
                                   -------------    -------------  -------------    -------------    -------------   -------------
Net increase (decrease)              (14,820,412)      (1,144,142)     5,242,648      (36,494,240)      16,665,446      (8,026,717)

Net assets available for
  benefits at beginning of year      628,117,640        9,349,277      5,843,555      417,394,719      117,785,896      77,744,193
                                   -------------    -------------  -------------    -------------    -------------   -------------

Net assets available for
  benefits at end of year          $ 613,297,228    $   8,205,135  $  11,086,203    $ 380,900,479    $ 134,451,342   $  69,717,476
                                   =============    =============  =============    =============    =============   =============


See accompanying notes to financial statements

KELLOGG COMPANY                                                                6
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION FOR THE YEAR ENDED OCTOBER 31, 1998 (CONTINUED)
--------------------------------------------------------------------------------


                                                   LARGE             SMALL
                                                  COMPANY           COMPANY       INTERNATIONAL    CONSERVATIVE       AGGRESSIVE
                                                  EQUITY            EQUITY            EQUITY         PRE-MIXED         PRE-MIXED
                                                   FUND              FUND              FUND             FUND              FUND
Contributions:
    Employer                                   $    11,733       $     3,869       $     2,789       $     3,319       $     7,791
    Employee                                        32,921             9,206             6,659            12,437            20,629
    Loans repaid                                     9,393             1,899             3,151             2,300            12,932
    Rollovers from other qualified plans
                                               -----------       -----------       -----------       -----------       -----------
        Total contributions                         54,047            14,974            12,599            18,056            41,352
                                               -----------       -----------       -----------       -----------       -----------

Earnings on Investments:
    Plan's interest in income of Master Trust       17,627           (88,934)           20,529            27,579          (202,673)
    Interest income
    Administrative fees
    Trustee fees                                      (139)              (37)              (19)              (73)              (82)
                                               -----------       -----------       -----------       -----------       -----------
        Total earnings on investments, net          17,488           (88,971)           20,510            27,506          (202,755)
                                               -----------       -----------       -----------       -----------       -----------

Net transfers between funds                      3,567,424         1,536,328           610,376         1,911,590         1,620,001
Participant withdrawals                            (77,445)           (1,499)          (33,514)           (9,747)          (34,460)
New loan distributions                             (56,938)             (391)                                               (9,938)
Net transfers between Plans
                                               -----------       -----------       -----------       -----------       -----------
Net increase (decrease)                          3,504,576         1,460,441           609,971         1,947,405         1,414,200

Net assets available for benefits at
  beginning of year                                   --                --                --                --                --
                                               -----------       -----------       -----------       -----------       -----------

Net assets available for benefits at
  end of year                                  $ 3,504,576       $ 1,460,441       $   609,971       $ 1,947,405       $ 1,414,200
                                               ===========       ===========       ===========       ===========       ===========


See accompanying notes to financial statements

KELLOGG COMPANY                                                                7
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION FOR THE YEAR ENDED OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                           U.S.         KELLOGG
                                                                           BOND            FIXED          EQUITY        COMPANY
                                                        LOAN              INDEX           INCOME          INDEX          STOCK
                                        TOTAL           FUND               FUND            FUND            FUND           FUND
Contributions:
    Employer                       $   5,934,691    $        --      $      80,574   $   2,921,957   $   1,385,918   $   1,546,242
    Employee                          15,034,466                           223,406       8,100,357       4,300,164       2,410,539
    Loans repaid                            --         (4,416,624)          83,676       2,464,755       1,063,095         805,098
    Rollovers from other
      qualified plans                    165,297                             2,726          57,255          44,402          60,914
                                   -------------    -------------    -------------   -------------   -------------   -------------
        Total contributions           21,134,454       (4,416,624)         390,382      13,544,324       6,793,579       4,822,793
                                   -------------    -------------    -------------   -------------   -------------   -------------

Earnings on Investments:
    Plan's interest in income of
      Master Trust                    43,932,668                           491,218         402,596      22,385,085      20,653,769
    Interest income                   30,154,510          860,847                       29,293,663
    Administrative  fees                 (31,204)                                          (31,204)
    Trustee fees                         (47,299)                             (446)        (35,291)         (6,307)         (5,255)
                                   -------------    -------------    -------------   -------------   -------------   -------------
        Total earnings on
          investments, net            74,008,675          860,847          490,772      29,629,764      22,378,778      20,648,514
                                   -------------    -------------    -------------   -------------   -------------   -------------

Net transfers between funds                                               (522,539)    (25,462,667)     33,614,370      (7,629,164)
Participant withdrawals              (96,850,090)        (620,010)      (1,020,635)    (80,343,553)     (8,393,711)     (6,472,181)
New loan distributions                      --          2,853,202          (58,340)     (1,612,586)       (659,620)       (522,656)
Net transfers between Plans             (158,642)         (20,666)          (8,530)         78,704          69,218        (277,368)
                                   -------------    -------------    -------------   -------------   -------------   -------------
Net increase (decrease)               (1,865,603)      (1,343,251)        (728,890)    (64,166,014)     53,802,614      10,569,938

Net assets available for
  benefits at beginning of year      629,983,243       10,692,528        6,572,445     481,560,733      63,983,282      67,174,255
                                   -------------    -------------    -------------   -------------   -------------   -------------

Net assets available for
  benefits at end of year          $ 628,117,640    $   9,349,277    $   5,843,555   $ 417,394,719   $ 117,785,896   $  77,744,193
                                   =============    =============    =============   =============   =============   =============


See accompanying notes to financial statements

KELLOGG COMPANY                                                                8
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING

     The Kellogg Company American Federation of Grain Millers Savings and Investment Plan ("the Plan") operates as a qualified defined contribution plan and was established under Section 401(k) of the Internal Revenue Code. The accounts of the Plan are maintained on the accrual basis. Expenses of administration are paid by Kellogg Company.

     INVESTMENTS

     All investments are reported at current quoted market values except for guaranteed insurance contracts, which are reported at contract value and represent contributions made plus interest at the contract rate. The following investments exceeded five percent of the net assets available for benefits at October 31, 1998 or 1997:


                                                                INTEREST                 OCTOBER 31,
          DESCRIPTION                                             RATE             1998               1997
          Brundage, Story & Rose Managed
            Synthetic GIC Fund                                  Variable     $    -         $       54,084,310
          Putnam Horizon Managed Synthetic
            GIC Fund                                            Variable                            57,916,613
          Allstate Life Ins. GAC #5686A                         8.13%                               50,073,567
          John Hancock GAC #5919-10001                          8.82%                               28,378,237
          John Hancock GAC #7605                                7.87%                               50,456,501
          Metropolitan Life GIC                                 6.27%                               37,049,089
          New York Life GAC #3032100                            6.72%                               43,440,242
          Plan's Interest in Master Trust                       Variable       604,734,697         208,537,576

     During 1998, the Plan's investments in guaranteed insurance contracts were transferred to the Kellogg Company Master Trust.

     ALLOCATION OF NET INVESTMENT INCOME TO PARTICIPANTS

     Effective August 1, 1998, the method of allocating net investment income to participants changed. Subsequent to that date, net investment income is allocated to participants daily, in proportion to their respective ownership on that day. Prior to August 1, 1998, net investment income related to the respective investment options was allocated monthly to participant accounts in proportion to their respective ownership at the beginning of the month. This change was made concurrent with changes in the Plan that allows participants to make changes to investment elections on a daily basis. Previously, such changes were only permitted on a monthly basis.

KELLOGG COMPANY                                                                9
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan's management to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and changes in net assets available for benefits during the reporting period. Actual results could differ from those estimates.

2.   PROVISIONS OF THE PLAN

     PLAN ADMINISTRATION

     The Plan is administered by trustees appointed by Kellogg and employees represented by the American Federation of Grain Millers.

     PLAN PARTICIPATION

     Generally, all Kellogg Company hourly employees belonging to American Federation of Grain Millers Union Local Nos. 3, 50, 211, 252, 374 and 401 are eligible to participate in the Plan.

     Subject to limitations prescribed by the Internal Revenue Service, participants may elect to contribute from 1 percent to 16 percent of their annual wages. Employee contributions not exceeding 5 percent of wages are matched by Kellogg Company at an 80 percent rate, with 12.5 percent of the Company match restricted for investment in the Kellogg Company stock fund. Employees may contribute to the Plan from their date of hire; however, the monthly contributions are not matched by the Company until the participant has completed one year of service.

     Participants of the Plan may elect to invest the contributions to their accounts as well as their account balances in equity, bond, fixed income or Kellogg Company stock funds or a combination thereof in multiples of one percent. Following is a summary of the Plan's investment options:

        The BOND INDEX FUND invests only in top-rated securities, as well as certain mortgage-backed securities to compensate for yield. This fund seeks to meet or exceed the total return of the Lehman Brothers Government/Corporate Bond Index, a standard benchmark for this type of fund.

        The FIXED INCOME FUND invests primarily in investment contracts issued by a diversified group of insurance companies and other financial institutions. This fund seeks to provide a generally steady level of current income, plus stability of principal.

        The U.S. EQUITY INDEX FUND buys and holds securities in the same capitalization weight ratio as they appear in the S&P 500 Index. Securities are traded only when there is contribution or redemption activity, a change in the composition of the Index or the receipt of dividend income.

KELLOGG COMPANY                                                               10
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

2.   PROVISIONS OF THE PLAN (CONTINUED)

        The KELLOGG COMPANY STOCK FUND provides returns in the form of dividend income and stock price changes. Return is based solely on the Company's stock performance.

        The LARGE COMPANY EQUITY FUND is a value-oriented growth and income fund. The fund seeks investment opportunities in U.S. common stocks that are not overly recommended and are considered to be good values.

        The SMALL COMPANY EQUITY FUND invests primarily in common stocks of small, rapidly growing U.S. Companies. The fund seeks to provide long-term growth of capital and income by investing in U.S.-based equity securities.

        The INTERNATIONAL EQUITY FUND invests in common and preferred stocks, convertibles, American Depositary Receipts, Global Depositary Receipts, bonds (generally rated "A" or better), government securities, nonconvertible preferred stocks, and cash. At least 65% of assets will be invested in issuers in Europe or the Pacific Basin.

        The CONSERVATIVE PRE-MIXED FUND is a combination of the Fixed Income Fund (10%), the Bond Index Fund (50%), the U.S. Equity Index Fund (20%), the International Equity Fund (10%) and the Small Company Equity Fund (10%).

        The AGGRESSIVE PRE-MIXED FUND is a combination of the U.S. Equity Index Fund (25%), the Large Company Equity Fund (25%), the International Equity Fund (20%) and the Small Company Equity Fund (30%).

     VESTING

     Participant account balances are fully vested.

     PARTICIPANT LOANS

     Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loan transactions are treated as transfers between the Loan fund and the other funds. Loan terms range from 12 to 60 months. Interest is paid at a constant rate equal to one percent over the prime rate in the month the loan begins. Principal and interest are paid ratably through monthly payroll deductions. Loans that are considered to be uncollectible at year end result in the outstanding principal being considered a hardship withdrawal from the participant's plan account.

KELLOGG COMPANY                                                               11
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

2.   PROVISIONS OF THE PLAN (CONTINUED)

     PARTICIPANT DISTRIBUTIONS

     Participants may elect to withdraw all or a portion of their contributions made after October 31, 1978, plus related net investment income. The withdrawal of any participant contributions which were not previously subject to income tax is restricted by Internal Revenue Service regulations. Under certain circumstances and subject to approval by the Trustees, participants may request withdrawal of a portion of Company contributions and their own contributions made prior to November 1, 1978, including net investment income thereon.

     Participants who terminate employment before retirement, by reasons other than death or disability, may remain in the Plan or receive payment of their account balances in a lump sum. If the account balance is less than $3,500 the terminated participant will receive the account balance in a lump sum.

     Participants are eligible to retire from the Company at age 62, upon reaching 55 with 20 years of service, or after 30 years of service. Upon retirement, disability, or death, a participant's account balance may be received in a lump sum or installment payments.

3.   INCOME TAX STATUS

     The Plan administrator has received a favorable letter from the Internal Revenue Service dated November 25, 1996 regarding the Plan's qualification under applicable income tax regulations as an entity exempt from federal income taxes.

4.   MASTER TRUST

     Assets of the Plan have been combined for investment purposes with assets of the Kellogg Company Salaried Savings and Investment Plan and Kellogg Company sponsored pension plans in a Master Trust.

     The Plan has an undivided interest in the net assets held in the Master Trust in which interests are determined on the basis of cumulative funds specifically contributed on behalf of the Plan adjusted for an allocation of income. Such income allocation is based on the Plan's funds available for investment during the year.

     Master Trust net assets at October 31, 1998 and 1997 and the changes in net assets for the periods then ended are as follows:

KELLOGG COMPANY                                                               12
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------
4. MASTER TRUST (CONTINUED)

                          KELLOGG COMPANY MASTER TRUST
     SCHEDULE OF ASSETS AND LIABILITIES FOR MASTER TRUST INVESTMENT ACCOUNTS


                                                               PENSION PLANS                      SAVINGS & INVESTMENT PLANS

                                                      10/31/97               10/31/98           10/31/97               10/31/98
                                                 ---------------------------------------    --------------------------------------
CASH/EQUIVALENTS:
        Non-Interest Bearing                     ($      535,778)       ($      110,637)    ($       32,619)       $             0
        Interest Bearing Cash                    $     2,683,385        ($       98,966)    $             0        $             0
                                                 ---------------        ---------------     ---------------        ---------------
              TOTAL CASH/EQUIVALENTS             $     2,147,607        ($      203,885)    ($       32,619)       $             0
                                                 ---------------        ---------------     ---------------        ---------------
RECEIVABLES                                      $   100,949,571        $    54,319,006     $    11,609,621        $       545,837
                                                 ---------------        ---------------     ---------------        ---------------
GENERAL INVESTMENTS:
        Long Term U.S. Gov't Securities          $    26,106,325        $    77,973,815     $    18,251,094        $    21,817,176
        Short Term U.S. Gov't Securities         $             0        $     3,796,364     $       133,414        $             0
        Corporate Debt - Long Term               $    39,280,506        $    57,499,636     $     7,542,524        $     8,163,564
        Corporate Debt - Short Term              $     3,142,545        $    38,641,199     $       100,380        $       100,018
        Corporate Stocks - Preferred             $     1,697,910        $     5,120,921     $             0        $             0
        Corporate Stocks - Convertible           $             0        $       922,024     $             0        $             0
        Corporate Stocks - Common                $   568,799,792        $   589,754,595     $   380,020,756        $   418,732,477
        Shares of Registered Investment Co.      $             0        $     6,935,960     $             0        $             0
        Real Estate Pooled Funds                 $             0        $    31,667,191     $             0        $             0
        Value of Interest in Pooled Funds        $    94,003,448        $     5,132,335     $    14,663,025        $    25,600,238
        Guaranteed Investment Contracts          $    41,790,582        $             0     $             0        $   596,453,446
                                                 ---------------        ---------------     ---------------        ---------------
              TOTAL INVESTMENTS                  $   774,821,108        $   817,444,040     $   420,711,193        $ 1,070,866,919
                                                 ---------------        ---------------     ---------------        ---------------
              TOTAL ASSETS                       $   877,918,286        $   871,559,161     $   432,288,195        $ 1,071,412,756
                                                 ---------------        ---------------     ---------------        ---------------
PAYABLES
        Unsettled Trades                         ($  103,169,276)       ($  103,673,829)    ($   14,289,335)       ($      121,036)
        Investment Service Fees                  ($      495,436)       ($      843,282)    ($       96,265)
                                                 ---------------        ---------------     ---------------        ---------------
              TOTAL LIABILITIES                  ($  103,664,712)       ($  104,517,111)    ($   14,385,600)       ($      121,036)
                                                 ---------------        ---------------     ---------------        ---------------
              NET ASSETS                         $   774,253,574        $   767,042,050     $   417,902,595        $ 1,071,291,720
                                                 ===============        ===============     ===============        ===============

Percentage Interest held by the Plan                         0.0%                   0.0%               49.9%                  56.4%



                                                                 TOTAL

                                                      10/31/97               10/31/98
                                                 ---------------------------------------
CASH/EQUIVALENTS:
        Non-Interest Bearing                     ($      568,397)       ($      110,637)
        Interest Bearing Cash                    $     2,683,385        ($       98,966)
                                                 ---------------        ---------------
              TOTAL CASH/EQUIVALENTS             $     2,114,988        ($      203,885)
                                                 ---------------        ---------------
RECEIVABLES                                      $   112,559,192        $    54,864,843
                                                 ---------------        ---------------
GENERAL INVESTMENTS:
        Long Term U.S. Gov't Securities          $    44,357,419        $    99,790,991
        Short Term U.S. Gov't Securities         $       133,414        $     3,796,364
        Corporate Debt - Long Term               $    46,823,030        $    65,663,200
        Corporate Debt - Short Term              $     3,242,925        $    38,741,217
        Corporate Stocks - Preferred             $     1,697,910        $     5,120,921
        Corporate Stocks - Convertible           $             0        $       922,024
        Corporate Stocks - Common                $   948,820,548        $ 1,008,487,072
        Shares of Registered Investment Co.      $             0        $     6,935,960
        Real Estate Pooled Funds                 $             0        $    31,667,191
        Value of Interest in Pooled Funds        $   108,666,473        $    30,732,573
        Guaranteed Investment Contracts          $    41,790,582        $   596,453,446
                                                 ---------------        ---------------
              TOTAL INVESTMENTS                  $ 1,195,532,301        $ 1,888,310,959
                                                 ---------------        ---------------
              TOTAL ASSETS                       $ 1,310,206,481        $ 1,942,971,917
                                                 ---------------        ---------------
PAYABLES
        Unsettled Trades                         ($  117,458,611)       ($  103,794,865)
        Investment Service Fees                  ($      591,701        ($      843,282)
                                                 ---------------        ---------------
              TOTAL LIABILITIES                  ($  118,050,312)       ($  104,638,147)
                                                 ---------------        ---------------
              NET ASSETS                         $ 1,192,156,169        $ 1,838,333,770
                                                 ===============        ===============

Percentage Interest held by the Plan                        17.5%                  32.9%







KELLOGG COMPANY                                                               13
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
4. MASTER TRUST (CONTINUED)

                          KELLOGG COMPANY MASTER TRUST
             SCHEDULE OF INCOME AND EXPENSES, CHANGES IN NET ASSETS
  AND NET INCREASE (DECREASE) IN NET ASSETS OF MASTER TRUST INVESTMENT ACCOUNTS


                                                    PENSION PLANS                        SAVINGS & INVESTMENT PLANS

                                             10/31/97            10/31/98              10/31/97              10/31/98
                                       -------------------------------------       -------------------------------------
Transfer of Assets Into
    Investment Account                 $   187,169,786       $   255,942,199       $   441,501,150       $   983,281,696
Earnings on Investments
    Interest                           $    10,683,275       $    11,632,552       $     1,679,043       $    15,642,346
    Dividends                          $     4,790,038       $     4,119,739       $     2,409,770       $     2,870,015
    Corporate Actions                  $        86,594       $       863,853       $             0       $             0
    Pooled Fund Distributions          $     2,662,638       ($    1,419,783)      $             0       $             0
    Miscellaneous                      $         2,762       $        27,366       $             0       $        84,218
    Net Realized Gain/(Loss)           $    84,030,675       $    60,398,448       $    10,375,664       $   144,506,990
                                       ---------------       ---------------       ---------------       ---------------


TOTAL ADDITIONS                        $   289,425,768       $   331,564,373       $   455,965,627       $ 1,146,385,265
                                       ---------------       ---------------       ---------------       ---------------

Transfer of Assets Out of
    Investment Account                 ($  197,877,441)      ($  301,407,880)      ($  378,952,686)      ($  371,933,159)
Fees and Commissions                   ($    1,627,714)      ($    2,981,585)      ($      180,330)      ($      572,075)
                                       ---------------       ---------------       ---------------       ---------------


TOTAL DISTRIBUTIONS                    ($  199,505,155)      ($  304,389,465)      ($  379,133,016)      ($  372,505,234)
                                        --------------        ---------------       ---------------       ---------------


Change in Unrealized Appreciation      $    39,043,479       ($   34,386,432)      $    72,487,435       ($  120,490,906)
                                       ---------------        ---------------      ---------------        ---------------
NET CHANGE IN ASSETS                   $   128,964,092       ($    7,211,524)      $   149,320,046       $   653,389,125
Net Assets at Beginning of Year        $   645,289,482       $   774,253,574       $   268,582,549       $   417,902,595
                                       ---------------       ---------------       ---------------       ---------------


Net Assets at End of Year              $   774,253,574       $   767,042,050       $   417,902,595       $ 1,071,291,720
                                       ===============       ===============       ===============       ===============




                                                      TOTAL

                                           10/31/97             10/31/98
                                       -------------------------------------
Transfer of Assets Into
    Investment Account                 $   628,670,936       $ 1,239,223,895
Earnings on Investments
    Interest                           $    12,362,318       $    27,274,898
    Dividends                          $     7,199,808       $     6,989,754
    Corporate Actions                  $        86,594       $       863,853
    Pooled Fund Distributions          $     2,662,638       ($    1,419,783)
    Miscellaneous                      $         2,762       $       111,584
    Net Realized Gain/(Loss)           $    94,406,339       $   204,905,438
                                       ---------------       ---------------
TOTAL ADDITIONS                        $   745,391,395       $ 1,477,949,638
                                       ---------------       ---------------
Transfer of Assets Out of
    Investment Account                 ($  576,830,127)      ($  673,341,039)
Fees and Commissions                   ($    1,808,044)      ($    3,553,660)
                                       ---------------       ---------------
TOTAL DISTRIBUTIONS                    ($  578,638,171)      ($  676,894,699)
                                       ---------------       ---------------
Change in Unrealized Appreciation      $   111,530,914       ($  154,877,338)
                                       ---------------       ---------------
NET CHANGE IN ASSETS                   $   278,284,138       $   646,177,601
Net Assets at Beginning of Year        $   913,872,031       $ 1,192,156,169
                                       ---------------       ---------------
Net Assets at End of Year              $ 1,192,156,169       $ 1,838,333,770
                                       ===============       ===============


KELLOGG COMPANY                                                               14
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - OCTOBER 31, 1998
--------------------------------------------------------------------------------



                                                   MARKET     UNREALIZED
SECURITY DESCRIPTION          COST        PRICE    VALUE       GAIN/LOSS
Loans to participants      $8,205,135     1.00   $8,205,135      $ --
                           ----------            ----------      ----
                           $8,205,135            $8,205,135      $ --
                           ==========            ==========      ====

KELLOGG COMPANY                                                               15
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

ITEM 27B - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1998
--------------------------------------------------------------------------------


                                            AMOUNT RECEIVED
                                           DURING REPORTING
                            ORIGINAL            YEAR               UNPAID                     TERMS
IDENTITY AND ADDRESS         AMOUNT     ---------------------    BALANCE AT    -----------------------------------
      OF OBLIGOR            OF LOAN     PRINCIPAL    INTEREST     YEAR END     LOAN DATE  INTEREST RATE   MATURITY   AMOUNTS OVERDUE
Patricia Wyzenski           $44,239      $ 6,016      $ 2,143      $33,819       3/31/97      9.25%        5/31/01       $33,819
17673 Heritage Lane
Crescent, IA 51526

Geraldine Mabin              45,000       44,673          356          327       4/30/98      9.50%        7/30/98           327
25160 F Drive North
Albion, MI 49224

Judy D. Keith                 9,000         --           --          5,071       11/\30/94    8.75%        1/31/01         5,071
721 Finley Road
Albion, MI 49224

Mona L. Daniels               8,000         --           --          6,621       9/30/94      8.75%        6/30/02         6,621
54 East Baldwin Street
Battle Creek, MI 49017

Kevin T. Glenn                1,000         --           --          1,000       6/30/98      9.51%        7/31/00         1,000
P.O. Box 2476
Williamsport, PA 17703

Adell Smith                  10,000        1,476          478        5,354       8/31/95      9.75%       12/31/00         5,354
6796 Valley park Drive
Memphis, TN 38115

Kim I. Bailey                 2,500                                  2,500      11/30/95      9.26%        8/31/02         2,500
P.O. Box 642061
Omaha, NE 68164


KELLOGG COMPANY                                                               16
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

ITEM 27B - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1998 (CONTINUED)
--------------------------------------------------------------------------------



                                            AMOUNT RECEIVED
                                           DURING REPORTING
                            ORIGINAL            YEAR               UNPAID                     TERMS
IDENTITY AND ADDRESS         AMOUNT     ---------------------    BALANCE AT    -----------------------------------
      OF OBLIGOR            OF LOAN     PRINCIPAL    INTEREST     YEAR END     LOAN DATE  INTEREST RATE   MATURITY   AMOUNTS OVERDUE
Deborah A. Myers             $ 3,500      $  --        $  --        $ 3,500      6/30/98          9.50%   7/31/03       $ 3,500
R.D. #2, Box 273
Hughesville, PA 17737

Bonita B. Borden              10,000         --           --          5,415      9/30/94          9.75%   12/31/00        5,415
751 E. Fulton Street
Lancaster, PA 17602

Loretta A. Willis              2,871          476           97        1,126      2/28/95          9.51%   3/31/00         1,126
99 Fremont St
Battle Creek, MI 49017

Mattie L. Jenkins              4,000         --           --          4,000      3/31/98          9.51%   6/30/03         4,000
2005 E. R. Danner Plaza
Omaha, NE 68110

Walter D. Schwetz             35,000        1,814          774       22,814      12/31/95         9.75%   6/30/01        22,814
6320 S. 72nd
Ralston, NE 68127

Bessie J. Featherton          15,000         --           --          9,954      8/31/94          8.25%   7/31/01         9,954
1355 Royal Oak Cove
Memphis, TN 38116

Terri L. Walker                4,398         --           --          2,961      9/30/94          8.75%   8/31/01         2,961
15 Eagle
Battle Creek, MI 49017


KELLOGG COMPANY                                                               17
AMERICAN FEDERATION OF GRAIN MILLERS
SAVINGS AND INVESTMENT PLAN

ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS - YEAR ENDED OCTOBER 31, 1998 (1)
--------------------------------------------------------------------------------


                                                  CURRENT VALUE AT TRANSACTION DATE             COST OF               NET
                                                     NET                        NET           SECURITIES           REALIZED
IDENTITY OF ISSUE                              PURCHASE PRICE               SALES PRICE          SOLD                GAIN
TBC Inc. Pooled Employee Funds -               $   100,691,423           $   100,697,423   $   100,697,423      $     --
  Daily Liquidity Fund

(1) Represents Plan's interest in a transaction (or a series of transactions of the same issue) in excess of five percent of the Plan's assets available at November 1, 1997.